Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Jefferies Financial Group Inc. of our report dated March 16, 2020 relating to the financial statements of Berkadia Commercial Mortgage Holding LLC which appears in Jefferies Financial Group Inc.’s Form 10-K/A (Amendment No. 1 to its Annual Report on Form 10-K) for the year ended November 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 4, 2020